As filed with the Securities and Exchange Commission on February 26, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

____________________

Delaware	71-0205415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10000 Energy Drive

Spring, Texas 77389

(832) 796-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John C. Ale

Senior Vice President, General Counsel and Secretary

10000 Energy Drive

Spring, Texas 77389

(832) 796-1000

(Address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):


Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		(2)
Title of securities to be registered(1)	Amount to be registered(1)	Proposed Maximum Offering price per share(2)	Proposed Maximum Aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.01 par value per share	749,999	$6.84	$5,129,993.16	$516.60

(1)This Registration Statement registers common stock, $0.01 par value per share, of Southwestern Energy Company (the “Company” or “Registrant”) that may be offered and sold pursuant to the Southwestern Energy Company 401(k) Savings Plan (the “Plan”).  Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of additional shares of common stock as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends, merger or combination or similar events.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act based on the average of the high and low sales prices reported on the New York Stock Exchange on February 23, 2016, of $6.84 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Southwestern Energy Company (the “Company”) will provide all participants in the Southwestern Energy Company 401(k) Savings Plan (the “Plan”) with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, the Company has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this registration statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents which have been filed (or will be filed) by the Company and the Plan with the SEC are incorporated by reference in this Registration Statement:

(1)Southwestern Energy Company’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2015 as filed with the SEC on February 25, 2016 and February 26, 2016, respectively;

(2)Southwestern Energy Company 401(k) Savings Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2014 as filed with the SEC on July 1, 2015;

(3)Southwestern Energy Company’s Current Reports on Form 8-K and Amended Current Reports on Form 8-K/A filed with the SEC on January 6, 2016, January 21, 2016 and January 26, 2016; and

(4)The description of the Company’s company stock contained in the Registration Statement on Form 8-A dated October 23, 1981, as amended by Amendment No. 1 filed with the Company’s Current Report on Form 8-K dated July 8, 1993 and Amendment No. 2 filed with the Company’s Current Report on Form 8-K/A dated August 3, 2006.

In addition, all documents subsequently filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Nothing in this Registration Statement shall be deemed to incorporate any information provided in these documents that is furnished (rather than filed) or is otherwise not deemed to be filed under applicable SEC rules.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators.  Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Under Article SEVENTH of Southwestern Energy Company’s certificate of incorporation, Southwestern Energy Company will indemnify its directors and officers to the fullest extent authorized or permitted by law, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of Southwestern Energy Company and shall inure to the benefit of his or her heirs, executors and personal and legal representatives.

Southwestern Energy Company maintains directors’ and officers’ reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

Section 14.17 of the Plan provides that, in addition to any other applicable provisions for indemnification, the Participating Employers will indemnify and hold harmless, to the extent permitted by law, each director, officer, and Employee of a Controlled Group Member against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such individual at any time by reason of his/her services as a fiduciary in connection with the Plan, but only if such Person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.  (Capitalized terms as defined in the Plan.)

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  List of Exhibits.

The Registrant has submitted or will submit the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify such plans under Section 401 of the Internal Revenue Code of 1986, as amended.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1Southwestern Energy Company 401(k) Savings Plan effective January 1, 2009.

4.2First Amendment to the 401(k) Savings Plan dated December 10, 2009.

4.3Second Amendment to the 401(k) Savings Plan dated April 1, 2011.

23.1Consent of PricewaterhouseCoopers LLP.

23.2Consent of Netherland Sewell and Associates, Inc.

23.3Consent of Grant Thornton LLP.

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Act of 1934), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Southwestern Energy Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on this 26th day of February, 2016.

SOUTHWESTERN ENERGY COMPANY

By:  /s/ R. Craig Owen
R. Craig Owen
Senior Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Way and R. Craig Owen, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.  This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on 26th day of February, 2016.

/s/ WILLIAM J. WAY	Director, President and Chief Executive Officer
William J. Way

/s/ R. CRAIG OWEN	Senior Vice President and Chief Financial Officer
R. Craig Owen

/s/ JOSH C. ANDERS	Vice President, Controller
Josh C. Anders

/s/ STEVEN L. MUELLER	Director and Chairman of the Board
Steven L. Mueller

/s/ JOHN D. GASS	Director
John D. Gass

/s/ CATHERINE A. KEHR	Director
Catherine A. Kehr

/s/ GREG D. KERLEY	Director
Greg D. Kerley

/s/ VELLO A. KUUSKRAA	Director
Vello A. Kuuskraa

/s/ KENNETH R. MOURTON	Director
Kenneth R. Mourton

/s/ ELLIOTT PEW	Director
Elliott Pew

/s/ TERRY W. RATHERT	Director
Terry W. Rathert

/s/ ALAN H. STEVENS	Director
Alan H. Stevens

Pursuant to the requirements of the Securities Act of 1933, the Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on this 26th day of February, 2016.

SOUTHWESTERN ENERGY COMPANY 401(K) SAVINGS PLAN

By: /s/ R. Craig Owen
R. Craig Owen
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
3.1	Amended and Restated Certificate of Incorporation of Southwestern Energy Company	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 24, 2010 (File No. 1-08246)
3.2	Amended and Restated Bylaws of Southwestern Energy Company, as amended on November 9, 2015	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 13, 2015
4.1	Southwestern Energy 401(k) Savings Plan effective January 1, 2009	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 filed November 11, 2013
4.2	First Amendment to the 401(k) Savings Plan dated December 10, 2010	Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 filed November 11, 2013
4.3	Second Amendment to the 401(k) Savings Plan dated April 1, 2011	Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 filed November 11, 2013
4.4	Form of Specimen Certificate Representing Common Stock	Incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K dated August 3, 2006 (File No. 1-08246)
23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith
23.2	Consent of Netherland Sewell and Associates, Inc.	Filed herewith
23.3	Consent of Grant Thornton LLP	Filed herewith